Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Joel Cunningham, Media Relations
(630) 218-7364	(630) 218-8000 x4897
benchelt@inlandrealestate.com	cunningham@inlandgroup.com

Inland Real Estate Corporation Announces Joint Venture Acquisition

of Seven Drug Store-Anchored Properties

OAK BROOK, IL (April 2, 2012) – Inland Real Estate Corporation (NYSE: IRC) today announced that it has contributed $15 million to its joint venture with Inland Private Capital Corporation (IPCC) to acquire for an aggregate purchase price of $40.8 million, excluding closing costs and adjustments, two portfolios that include a total of seven single-tenant retail properties aggregating 95,630 square feet of gross leasable area (GLA).

The IRC-IPCC joint venture acquired a portfolio of two free-standing stores net leased to CVS Pharmacy and one asset that is net leased to Walgreens, for a purchase price of $17.1 million. The venture also acquired for $23.7 million a second portfolio which includes one asset that is net leased to CVS, plus three properties that are net leased to Walgreens. The stores range in size from 12,900 to 14,490 square feet of GLA and are located in seven states across the United States. Simultaneous with the closing, the IRC-IPCC joint venture placed loans totaling $25.8 million on the portfolios.

The four stores net leased to Walgreens are located at 327 Main St., Dunkirk, New York; 2095 E. Kansas Ave., McPherson, Kansas; 1849 W. Sunset Blvd., St. George, Utah; and 932 Caldwell Blvd., Nampa, Idaho.  The three properties net leased to CVS are located at 3351 SW 3rd St., Lees Summit, Missouri; 5600 N. 23rd, McAllen, Texas; and 13000 Warwick Blvd., Newport News, Virginia.

About Inland Real Estate CorporationInland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of December 31, 2011, the Company owned interests in 146 investment properties, including 38 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 14 million square feet.  Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented by our Form 10-Q filings.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and other factors that could affect our ability to qualify as a real estate investment trust.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.